UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2011

Quepasa Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 Datura Street, Ste. 114 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 366-1249

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

On November 10, 2011, Quepasa Corporation (the “Company”) completed its merger with Insider Guides, Inc., which owns and operates the social networking site myyearbook.com and is referred to herein as “myYearbook,” in accordance with the terms of the Agreement and Plan of Merger, dated as of July 19, 2011, as amended, by and among the Company, IG Acquisition Company (“Merger Sub”), a wholly-owned subsidiary of the Company, and myYearbook.  Pursuant to the Merger Agreement, myYearbook merged with and into Merger Sub, with Merger Sub continuing after the merger as the surviving corporation (the “Merger”).

In connection with the Merger, the Company paid $18 million in cash to myYearbook security holders and issued them 17 million shares of the Company’s common stock.  Immediately following the completion of the Merger, the Company’s pre-merger shareholders owned approximately 64% of the outstanding common stock of the Company and former myYearbook security holders owned approximately 36% of the outstanding common stock of the Company, both on a fully-diluted basis.

The full text of the Merger Agreement, including the amendment, is attached hereto as Exhibits 2.1 and 2.2 to this Form 8-K and are incorporated by reference herein.  The description of the sale of Series A-1 Preferred Stock to a current shareholder of the Company is incorporated by reference to Item 3.02 herein.

The issuance of the shares of the Company’s common stock to the security holders of myYearbook was registered with the Securities and Exchange Commission on a Registration Statement on Form S-4 (Reg. No. 333-176235) (the “Registration Statement”).

Item 3.02   Unregistered Sales of Equity Securities

In connection with the closing of the Merger, the Company sold 1,000,000 shares of Series A-1 Preferred Stock (“Series A-1”) to Mexicans & Americans Trading Together, Inc. (“MATT”) for $5,000,000.  MATT is a current shareholder of the Company. The Series A-1 shares are convertible into a total of 1,479,948 shares of the Company's common stock, which makes the purchase price per share of common stock of approximately $3.38.

Additionally, on November 10, 2011, the Company entered into Securities Purchase Agreements (the “Agreements”) with Tradewinds Master Fund (BVI), Ltd., Brio Capital LP and Next View Capital LP and agreed to sell a total of 436,134 shares of common stock to these investors for cash proceeds of $1,557,000.  The Agreements closed on the same day.

None of these shares of capital stock, have been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder.  These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.  Each of the investors is an accredited investor, acquired the securities for investment, and there was no general solicitation.  The Company agreed to file a registration statement registering the shares of common stock including the common stock underlying the Series A-1.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Director Resignations and Appointments

In connection with the closing of the Merger, the Company appointed Geoffrey Cook, Rick Lewis and Terry Herndon, designees of myYearbook (collectively, the “Designees”), to its Board of Directors effective at the time of the closing.  The Company has agreed to include the Designees on the slate of directors recommended for election by the Company’s shareholders for a period of three years following the Merger.  The Designees will serve on the following committees:

•           Mr. Cook will serve on the Company’s Executive Committee;
•           Mr. Lewis will serve on the Company’s Audit and Compensation Committees; and
•           Mr. Herndon will serve on the Nominating and Corporate Governance Committee.

As previously disclosed on a Form 8-K, Dr. Jill Syverson-Stork and Lionel Sosa, directors of the Company, agreed to resign effective at the time of the closing of the Merger.  At the time of their resignations, Dr. Jill Syverson-Stork served on the Audit and Compensation Committees and Mr. Sosa served on the Compensation and Executive Committees.  Following the Merger, the Company’s Board of Directors is set at eight directors.

Geoffrey Cook was appointed Chief Operating Officer of the Company and the President of the Consumer Internet Division.  Effective with the closing of the Merger, the Company and Mr. Cook entered into an employment agreement. Under the employment agreement, Mr. Cook will receive (i) a base salary of $250,000 per year, (ii) 450,000 stock options vesting over a three-year period in part subject to meeting certain performance milestones and all subject to continued employment on each applicable vesting date and (iii) an annual bonus no less than 85% of the average of the bonuses paid to the Company’s Chief Executive Officer and Chief Financial Officer.

Mr. Cook is the Co-Founder of myYearbook where he has been Chief Executive Officer since 2004.  Mr. Cook is 33 years old.  He founded and served as a director of CyberEdit, Inc., a private e-commerce company whose principal business was the operation of websites essayedge.com and resumeedge.com and which was acquired by Thomson Learning in 2002.

Additionally, Mr. Jim Bugden was appointed Chief Accounting Officer and Sr. Vice President - Finance of the Company.  Effective with the closing of the Merger, the Company and Mr. Bugden entered into an employment agreement. Under the employment agreement, Mr. Bugden will (i) receive a base salary of $207,235 per year, (ii) receive 100,000 stock options of which one-third vest on November 10, 2012 and the remaining vest monthly thereafter over the succeeding two years, subject to continued employment, and (iii) will participate in the management bonus program with an initial targeted bonus not to exceed 30% of his base salary.

Mr. Bugden has been the Chief Financial Officer of myYearbook since August 2008.  From June 2004 until August 2008, Mr. Bugden was the Chief Executive Officer of Govberg Jewelers, a retail jewelry company.  Mr. Bugden is 41 years old.

Amendment to the 2006 Stock Incentive Plan

On November 9, 2011, the Company held a Special Shareholder’s Meeting (the “Meeting”) at the Company’s headquarters in West Palm Beach, Florida.  At the Meeting, the Company’s shareholders approved an amendment to the Company’s 2006 Stock Incentive Plan (the “Plan”) that increased the number of shares that may be issued under the Plan by 2,000,000 shares.  The amendment to the Plan previously had been approved, subject to shareholder approval, by the Company’s Board of Directors.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders approved each of the following proposals set forth in the Company’s Proxy Statement/Prospectus. The results of each of the proposals voted on at the Meeting are listed below.

(1)  To approve the issuance of shares of common stock in connection with the Merger, which includes the issuance of shares to myYearbook security holders as partial consideration for the Merger, the issuance of shares in a related financing to help fund the cash portion of the Merger consideration payable to myYearbook security holders and the issuance of shares of common stock issuable upon conversion of preferred stock sold in September 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,785,041	117,631	171,899	4,836,844

(2) To approve an increase in the Company’s authorized common stock from 50 million to 100 million shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,624,840	269,497	180,234	4,836,844

(3) To approve the Company’s reincorporation in Delaware.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,832,032	58,541	183,998	4,836,844

(4) To approve an amendment to the Plan authorizing an additional 2,000,000 shares to be available for grant.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,124,163	905,290	45,118	4,836,844

(5) To approve the Company’s name change to Quepasa International Corporation, or another similar name.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,623,259	93,227	194,929	0

Item 7.01   Regulation FD Disclosure.

On November 10, 2011, the Company issued a press release announcing that it will hold a conference call to discuss its third quarter results and the closing of the Merger. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information contained in the press release and under this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability provisions of that section.

Item 9.01   Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

myYearbook’s audited financial statements as of and for the years ended December 31, 2010 and 2009, and unaudited financial statements as of and for the six months ended June 30, 2011, were included in the Registration Statement, and are incorporated herein by reference to pages F-1 through FF-18 in the proxy statement/prospectus, dated October 6, 2011, relating to the Registration Statement (the “Proxy Statement/Prospectus”).

(b) Pro forma financial information.

The Company’s unaudited pro forma financial information for the six months ended June 30, 2011 and the year ended December 31, 2010 was included in the Registration Statement and is incorporated herein by reference to pages 33 through 38 of the Proxy Statement/Prospectus.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger (Incorporated by reference to the Form 8-K filed on July 20, 2011 as Exhibit 2.1)

2.2	Amendment to the Agreement and Plan of Merger (Incorporated by reference to the Form 8-K filed on September 21, 2011 as Exhibit 2.1)

3.1	Certificate of Designation – Series A-1

3.2	Certificate of Amendment to the Certificate of Incorporation – Capital Increase

10.1	MATT, Inc. Securities Purchase Agreement – Series A-1

10.2	MATT, Inc. Registration Rights Agreement – Series A-1

10.3	Geoffrey Cook Employment Agreement (Incorporated by reference to the Form 8-K filed on July 20, 2011 as Exhibit 10.5)

10.4	Jim Bugden Employment Agreement (Incorporated by reference to the Form S-4 filed on August 11, 2011 as Exhibit 10.21)

99.1	Press release dated November 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION

Date: November 10, 2011	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer

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